SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 16, 2003

                              PUBLIC STORAGE, INC.
                              --------------------
               (Exact name of registrant as specified in charter)


         California                     1-8389                  95-3551121
         ----------                     ------                  ----------
(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
      of Incorporation)                                   Identification Number)


               701 Western Avenue, Glendale, California 91201-2397
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code) Registrant's telephone number, including area code: (818) 244-8080
                                                           --------------

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5.  Other Events and Required FD Disclosure

         On June 16, 2003, a complaint for declaratory relief was filed in the California Superior Court, Central District, Los Angeles County, by Tamara H. Gustavson, B. Wayne Hughes, individually and as trustee, and B. Wayne Hughes, Jr., as plaintiffs, and naming Public Storage, Inc. (the "Company"), as defendant. B. Wayne Hughes is the Chairman of the Board of Directors (and formerly the Chief Executive Officer) of the Company, Tamara H. Gustavson is his daughter and was formerly an officer of the Company, and B. Wayne Hughes, Jr., is his son and is currently a director and was formerly an officer of the Company.

         The complaint relates to the Company's acquisition from the plaintiffs of all the outstanding shares of PS Insurance Company, Ltd. ("PSIC"), which was completed on December 31, 2001. In exchange for their shares in PSIC, the Company issued to the plaintiffs 1,439,765 shares of its common stock (or a net of 1,138,733 shares, after taking into account 301,032 shares held by PSIC). The transaction was approved in March 2001 by the disinterested directors of the Company, and a financial advisor issued a fairness opinion to the Company's Board of Directors on the transaction.

         As the Company has previously reported, a shareholder of the Company has made a demand on the Board of the Directors that challenged the fairness of the acquisition of PSIC and demanded that the Company recover profits earned by PSIC from November 1995 through December 2001 and that the entire purchase price paid for PSIC in excess of its net assets be returned to the Company. The Company Board of Directors has authorized an inquiry by its independent directors to review the fairness of this transaction to the Company's shareholders and the Company's ability to have started its own tenant reinsurance business in 1995.

         In their complaint, the plaintiffs are seeking the court to make (i) a binding declaration either that the Company is not entitled to recover profits or other moneys earned by PSIC from November 1995 through December 2001; or of the amounts that the plaintiffs should surrender to the Company if it determines that the Company is entitled to recover any of such profits or moneys; and (ii) a binding declaration either that the Company cannot establish that the acquisition agreement was not just and reasonable as to the Company at the time it was authorized, approved or ratified; or of the amounts the plaintiffs should surrender to the Company, if it determines that the agreement was not just and reasonable to the Company at that time, and order the plaintiffs to do so. Plaintiffs are not seeking any payments from the Company. In the event of a determination that plaintiffs are obligated to pay certain amounts to the Company, the complaint states that they have agreed to be bound by that determination to pay such amounts to the Company.

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

         The Company believes that plaintiffs' action will ultimately resolve matters relating to PSIC and will not have any financially adverse effect on the Company (other than the costs and other expenses relating to the lawsuit).


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PUBLIC STORAGE, INC.



                              By: /s/ Harvey Lenkin
                                  ---------------------
                                  Harvey Lenkin
                                  President

Date:  June 18, 2003

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